UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

                On December 22, 2006, Lazar Levine & Felix LLP, resigned as Xenomics, Inc.’s (the “Company”) principal accountants which was reported on Form 8-K filed on December 28, 2006.  On April 5, 2007, the Company engaged BDO Seidman, LLP (“BDO”) as its principal independent registered public accounting firm. The Company’s audit committee has approved the appointment of BDO as the Company’s new principal independent registered public accounting firm.

Prior to engaging BDO the Company did not consult with them regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered in the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 11, 2007

XENOMICS, INC.

By	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer